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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 23, 2013

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01                      Regulation FD Disclosure.

Thomas J. Paup, Vice President – Finance and Chief Financial Officer of the Company, is speaking at the Noble Financial Capital Markets’ Ninth Annual Equity Conference on January 23, 2013 in Ft. Lauderdale, Florida. A copy of the visual presentation he will use in connection with his remarks (the “Presentation”) is being furnished as Exhibit 99.1 to this report.

Additionally, on January 23, 2013, the registrant publicly disseminated a press release (the “Release”) in respect of certain of the information contained in the Presentation, including earnings guidance in respect of the year ending December 31, 2013. A copy of the Release is attached as Exhibit 99.2 hereto.

The information included in the attached Exhibits is being furnished pursuant to Item 7.01 of Form 8-K. In accordance with General Instructions B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

As described above, the following Exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	January 2013 Management Presentation
99.2	Press release dated January 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)
/s/ Robert S. Ehrlich
Name: Robert S. Ehrlich
Title: Chairman and CEO
Dated:           January 23, 2013